Exhibit 2.6

FIRST AMENDMENT TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

ECLIPSE RESOURCES HOLDINGS, L.P.

THIS FIRST AMENDMENT TO AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) is made and entered into as of December 27, 2014 (the “First Amendment Effective Date”) by and among Eclipse Holdings GP, LLC, a Delaware limited liability company (the “General Partner”), EnCap Energy Capital Fund VIII, L.P., a Texas limited partnership (“EnCap Fund VIII”), EnCap Energy Capital Fund VIII Co-Investors, L.P., a Texas limited partnership (“EnCap Fund VIII Co-Investors”), EnCap Energy Capital Fund IX, L.P., a Texas limited partnership (“EnCap Fund IX”), The Hulburt Family II Limited Partnership, a Pennsylvania limited partnership (“Hulburt Family II”) CKH Partners II, L.P., a Pennsylvania limited partnership (“CKH”), Kirkwood Capital, L.P., a Pennsylvania limited partnership (“Kirkwood”), and Eclipse Management, L.P., a Delaware limited partnership (“Eclipse Management,” and collectively with EnCap Fund VIII, EnCap Fund VIII Co-Investors, EnCap Fund IX, Hulburt Family II, CKH, Kirkwood and Eclipse Management, the “Limited Partners”). Unless otherwise provided in this Agreement, capitalized terms contained herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

RECITALS:

A. Reference is hereby made to that certain Agreement of Limited Partnership of Eclipse Resources Holdings, L.P. dated as of June 6, 2014, between and among the General Partner and the Limited Partners (the “Partnership Agreement”).

B. Each of Encap Fund VIII, EnCap Fund VIII Co-Investors, EnCap Fund IX, Hulburt Family II, CKH, and Kirkwood (the “Purchasing Partners”) have purchased additional shares of Eclipse Common Stock pursuant to a Securities Purchase Agreement dated as of December 27, 2014, by and among Eclipse and the purchasers party thereto (as amended, the “Private Placement”).

C. The Purchasing Partners desire to contribute a portion of such additional shares of Eclipse Common Stock purchased in the Private Placement in exchange for additional Class A Units or Class B Units, as applicable, in the Partnership, with the contribution of such contributed shares (the “Additional Shares”) to be evidenced by a Contribution Agreement between and among the Partnership and the Purchasing Partners executed at some time after the closing of the Private Placement (the “Contribution Effective Date”).

D. The General Partner and the Limited Partners have agreed to such additional capital contribution and the resulting issuance of additional Class A Units and Class B Units, as applicable, as provided herein.

E. The Partnership Agreement (see Section 12.2(a)) provides that the Partners may amend the Partnership Agreement pursuant to a written instrument executed and agreed to by all of the Partners.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Amendments.

(a) Notwithstanding anything to the contrary in Article IV or elsewhere in the Partnership Agreement, each of the Partners hereby consent to the contribution of the Additional Shares to the Partnership by the Purchasing Partners, such contribution to be effective as of the Contribution Effective Date.

(b) The Partners hereby agree that Schedule I to the Partnership Agreement is hereby amended in its entirety as, and all references to Schedule I in the Partnership Agreement shall henceforth be deemed to refer to, the amended Schedule I attached to this Amendment.

Section 2. Counterparts. This Agreement may be executed in any number of counterparts, with each such counterpart constituting an original and all of such counterparts constituting one and the same instrument.

Section 3. Further Assurances. In connection with this Amendment and the transactions contemplated hereby, each Partner shall execute and deliver any additional documents and instruments and perform any additional acts that may be reasonably necessary to effectuate and perform the provisions of this Amendment and those transactions.

Section 4. No Other Amendments. Except as expressly modified in this Amendment, the Partnership Agreement, as amended, remains in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

GENERAL PARTNER: ECLIPSE HOLDINGS GP, LLC

By:	EnCap Energy Capital Fund VIII, L.P.,
Sole Member of Eclipse Holdings GP, LLC

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

[First Amendment to Limited Partnership Agreement of Eclipse Resources Holdings, L.P.]

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

LIMITED PARTNERS: ENCAP ENERGY CAPITAL FUND VIII, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

ENCAP ENERGY CAPITAL FUND VIII CO-INVESTORS, L.P.

By:	EnCap Equity Fund VIII GP, L.P.,
General Partner of EnCap Energy Capital Fund VIII Co-Investors, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund VIII GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

[First Amendment to Limited Partnership Agreement of Eclipse Resources Holdings, L.P.]

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

ENCAP ENERGY CAPITAL FUND IX, L.P.

By:	EnCap Equity Fund IX GP, L.P.,
General Partner of EnCap Energy Capital Fund IX, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund IX GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:	/s/ Robert L. Zorich
Name:	Robert L. Zorich
Title:	Managing Partner

[First Amendment to Limited Partnership Agreement of Eclipse Resources Holdings, L.P.]

IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first written above.

THE HULBURT FAMILY II LIMITED PARTNERSHIP

By:	BWH Management Company II, LLC,
General Partner

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	Manager

CKH PARTNERS II, L.P.

By:	CKH Management Company II, LLC,
General Partner

By:	/s/ Christopher K. Hulburt
Name:	Christopher K. Hulburt
Title:	Manager

KIRKWOOD CAPITAL, L.P.

By:	Mountaineer Ventures, LLC,
General Partner

By:	/s/ Thomas S. Liberatore
Name:	Thomas S. Liberatore
Title:	Manager

ECLIPSE MANAGEMENT, L.P.

By:	Eclipse Management GP, LLC,
General Partner

By:	/s/ Benjamin W. Hulburt
Name:	Benjamin W. Hulburt
Title:	President and Chief Executive Officer

[First Amendment to Limited Partnership Agreement of Eclipse Resources Holdings, L.P.]

Amended Schedule I

to the Agreement of Limited Partnership

(Eclipse Resources Holdings, L.P.)

		(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
PARTNER	ADDRESS	INITIAL CONTRIBUTED ECLIPSE I UNITS (contributed to the Partnership on the Effective Date)	UNITS IN THE PARTNERSHIP (issued on the Effective Date)	REMAINING CONTRIBUTED INTERESTS (contributed to the Partnership on the Subsequent Closing Date)	UNITS IN THE PARTNERSHIP (as of the Subsequent Closing Date)	TOTAL UNITS IN THE PARTNERSHIP (prior to First Amendment Effective Date)	CONTRIBUTED SHARES OF ECLIPSE COMMON STOCK (to be contributed to the Partnership on the Contribution Effective Date)	UNITS IN THE PARTNERSHIP (to be issued on the Contribution Effective Date)	TOTAL UNITS IN THE PARTNERSHIP AFTER THE CONTRIBUTION EFFECTIVE DATE (the sum of columns (e) and (g))
Eclipse Holdings GP, LLC	c/o EnCap Investments L.P. 1100 Louisiana, Suite 4900 Houston, Texas 77002 Attention: Mark E. Burroughs, Jr. Fax: 713-659-6130 e-mail: mburroughs@encapinvestments.com	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

EnCap Energy Capital Fund VIII, L.P.	c/o EnCap Investments L.P. 1100 Louisiana, Suite 4900 Houston, Texas 77002 Attention: Mark E. Burroughs, Jr. Fax: 713-659-6130 e-mail: mburroughs@encapinvestments.com	Series A-1 Units: 125,217.40 Series A-2 Units: 92,559.95	Series A-1 Units: 125,217.40 Series A-2 Units: 92,559.95	Series A-1 Units: 2,379,130.60 Series A-2 Units: 1,758,639.05	Series A-1 Units: 2,379,130.60 Series A-2 Units: 1,758,639.05	Series A-1 Units: 2,504,348 Series A-2 Units: 1,851,199	4,136,353 Shares of Common Stock with a fair market value of $7.04/per share	Series A-2 Units 291,199.25	Series A-1 Units: 2,504,348.00 Series A-2 Units: 2,142,398.25

EnCap Energy Capital Fund VIII Co-Investors, L.P.	c/o EnCap Investments L.P. 1100 Louisiana, Suite 4900 Houston, Texas 77002 Attention: Mark E. Burroughs, Jr. Fax: 713-659-6130 e-mail: mburroughs@encapinvestments.com	Series A-1 Units: 69,565.20 Series A-2 Units: 51,422.20	Series A-1 Units: 69,565.20 Series A-2 Units: 51,422.20	Series A-1 Units: 1,321,738.80 Series A-2 Units: 977,021.80	Series A-1 Units: 1,321,738.80 Series A-2 Units: 977,021.80	Series A-1 Units: 1,391,304 Series A-2 Units: 1,028,444	2,297,974 Shares of Common Stock with a fair market value of $7.04/per share	Series A-2 Units 161,777.37	Series A-1 Units: 1,391,304.00 Series A-2 Units: 1,190,221.37

EnCap Energy Capital Fund IX, L.P.	c/o EnCap Investments L.P. 1100 Louisiana, Suite 4900 Houston, Texas 77002 Attention: Mark E. Burroughs, Jr. Fax: 713-659-6130 e-mail: mburroughs@encapinvestments.com	Series A-2 Units: 164,559.95	Series A-2 Units: 164,559.95	Series A-2 Units: 3,126,639.05	Series A-2 Units: 3,126,639.05	Series A-2 Units: 3,291,199	4,136,353 Shares of Common Stock with a fair market value of $7.04/per share	Series A-2 Units 291,199.25	Series A-2 Units 3,582,398.25

Amended Schedule I – Page 1

		(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
PARTNER	ADDRESS	INITIAL CONTRIBUTED ECLIPSE I UNITS (contributed to the Partnership on the Effective Date)	UNITS IN THE PARTNERSHIP (issued on the Effective Date)	REMAINING CONTRIBUTED INTERESTS (contributed to the Partnership on the Subsequent Closing Date)	UNITS IN THE PARTNERSHIP (as of the Subsequent Closing Date)	TOTAL UNITS IN THE PARTNERSHIP (prior to First Amendment Effective Date)	CONTRIBUTED SHARES OF ECLIPSE COMMON STOCK (to be contributed to the Partnership on the Contribution Effective Date)	UNITS IN THE PARTNERSHIP (to be issued on the Contribution Effective Date)	TOTAL UNITS IN THE PARTNERSHIP AFTER THE CONTRIBUTION EFFECTIVE DATE (the sum of columns (e) and (g))
The Hulburt Family II Limited Partnership	c/o Eclipse Resources 2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania 16803 Attention: Benjamin W. Hulburt e-mail: bhulburt@eclipseresources.com	Series B-1 Units: 3,672.40	Series B-1 Units: 3,672.40	Series B-1 Units: 69,775.60	Series B-1 Units: 69,775.60	Series B-1 Units: 73,448	55,151 Shares of Common Stock with a fair market value of $7.04/per share	Series B-1 Units 3,882.63	Series B-1 Units 77,330.63

CKH Partners II, L.P.	c/o Eclipse Resources 2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania 16803 Attention: Christopher K. Hulburt e-mail: chulburt@eclipseresources.com	Series B-1 Units: 918.10	Series B-1 Units: 918.10	Series B-1 Units: 17,443.90	Series B-1 Units: 17,443.90	Series B-1 Units: 18,362	13,788 Shares of Common Stock with a fair market value of $7.04/per share	Series B-1 Units 970.68	Series B-1 Units 19,332.68

Kirkwood Capital, L.P.	c/o Eclipse Resources 2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania 16803 Attention: Thomas S. Liberatore e-mail: tliberatore@eclipseresources.com	Series B-1 Units: 918.10	Series B-1 Units: 918.10	Series B-1 Units: 17,443.90	Series B-1 Units: 17,443.90	Series B-1 Units: 18,362	13,788 Shares of Common Stock with a fair market value of $7.04/per share	Series B-1 Units 970.68	Series B-1 Units 19,332.68

Eclipse Management, L.P.	c/o Eclipse Resources 2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania 16803 Attention: Benjamin W. Hulburt e-mail: bhulburt@eclipseresources.com	Series C-1 Units: 48.7495 Series C-2 Units: 10.05	Series C-1 Units: 48.7495 Series C-2 Units: 10.05	Series C-1 Units: 926.2405 Series C-2 Units: 190.95	Series C-1 Units: 926.2405 Series C-2 Units: 190.95	Series C-1 Units: 974.99 Series C-2 Units: 201	N/A	N/A	N/A

Amended Schedule I – Page 2